Exhibit 99.1

Investor Relations: Geoffrey M. Boyd Chief Financial Officer 612-436-6486 Media Inquiries: Jon Secrest Sr. Director, Marketing 612-436-6049

For Immediate Release

Eschelon Telecom, Inc. Announces Agreement to Acquire Oregon-Based UNICOM

Minneapolis, MN – February 19, 2007 (NASDAQ: ESCH):Eschelon Telecom, Inc., a provider of integrated communications services to small and medium sized businesses in the western United States, announced that it has signed a definitive agreement to acquire United Communications, Inc. (d.b.a. UNICOM), a privately-held competitive services provider headquartered in Bend, Oregon. Eschelon will pay approximately $13.9 million in cash to acquire UNICOM.

Unicom has approximately $19 million in annual revenue and sells local, long distance, Internet access services and business telephone systems throughout Oregon and parts of Washington.  The company currently has approximately 28,000 equivalent access lines.

“With Eschelon’s existing footprint in Oregon, UNICOM was a natural fit for us,” stated Richard A. Smith, President and Chief Executive Officer of Eschelon Telecom. “With the addition of the UNICOM customers, Eschelon should have the highest CLEC market share in most, if not all of the significant markets in Oregon.  We have a disciplined approach to our acquisitions – we want transactions that are within our existing footprint, concentrating on medium and small business customers, are EBITDA positive pre-synergies, and cash flow accretive post-synergies within 12-24 months.  UNICOM fits those filters, and that reduces our integration risk and allows us to maximize the value created.  We like UNICOM a lot for all of those reasons.”

As with previous acquisitions, Eschelon expects to create significant synergies by integrating UNICOM with the company’s existing operations taking UNICOM from a normalized EBITDA level of approximately $1.6 million to a post-synergy EBITDA level of approximately $4.5 million.

Craig Nelson, UNICOM’s President stated “We look forward to partnering with Eschelon to continue to bring excellent service and innovative products to our customers.  Through their previous acquisitions, Eschelon has proven their ability to integrate companies without disruption to the customer base.  We have worked hard to build long term relationships with our customers and are confident that will not change under the Eschelon name.”

“Last year we established an objective of acquiring $100 million of competitive local exchange carrier revenue over a two to three-year period.  With the completed acquisitions and now UNICOM, we will have acquired over $74 million in revenue – we have made significant progress toward our goal and are not done yet,” said Smith.

Eschelon management will provide additional details about the transaction and answer analyst and investor questions during its Fourth Quarter, 2006 earnings conference call scheduled for Monday, February 26, 2007.  The transaction is expected to close in the second quarter of 2007.

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 45 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company currently employs approximately 1,400 telecommunications/Internet professionals, serves over 60,000 business customers and has in excess of 570,000 access lines in service throughout its markets in Arizona, California, Colorado, Minnesota, Montana, Nevada, Oregon, Utah and Washington.  For more information, please visit our web site at www.eschelon.com

About United Communications, Inc.

Founded in 1985, United Communications, Inc., dba UNICOM, provides local and long distance telecommunication services, high-speed Internet, business telephone systems and integrated voice and data networks to business and residential customers in Oregon and Washington. The company is headquartered in Bend, Oregon.  For more information, visit www.uci.net.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with RBOCs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.

TRANSACTION INFORMATION SHEET

(all data as of 12/31/06 except as noted)

PARTIES	ESCHELON TELECOM, INC.	UNICOM	TOTAL

Public/Private	Public	Privately-held	Public

Company Description

Eschelon Telecom, Inc. was founded in 1996 and is a rapidly growing provider of integrated voice, data and Internet services. The company offers small and medium sized businesses a comprehensive line of telecommunications and Internet products including local lines, long distance, business telephone systems, DSL, Dedicated T-1 access, network solutions and Web hosting.

UNICOM provides local and long distance telecommunication services, high-speed Internet, business telephone systems and integrated voice and data networks to customers in Oregon and Washington. The 21-year old company is headquartered in Bend, Oregon.

The combined company will be a leading facilities-based regional CLEC focused on small and medium sized business customers in key western states.

Switches	15 Voice; 12 Data	1 VoIP, 2 LD	15 Voice; 12 Data, 1 VoIP, 2 LD

Collocations	150	3	153

Q3, 2006 Pro Forma for MTI and OneEighty Retail Access Line Equivalents	596K	28K	624K

Q3, 2006 Pro Forma for MTI and OneEighty Percent Lines On Switch	85%	11%	82%

Primary Markets Served	Minneapolis/Saint Paul Denver/Boulder Phoenix/Tucson Salt Lake City Reno Santa Rosa Portland/Eugene/Salem Bend/Medford Seattle/Tacoma/Everett Bellingham/Olympia/ Yakima Billings/Bozeman	Oregon: Portland/Bend/Grants Pass/Klamath Falls/Coos Bay/La Grande/ Medford/Pendleton Washington: Tri-Cities/Walla Walla	51 Markets

Primary States Served	Arizona California Colorado Minnesota Montana Nevada Oregon Utah Washington	Oregon Washington	Arizona California Colorado Minnesota Montana Nevada Oregon Utah Washington

RBOC Territory	Qwest Verizon AT&T	Qwest Verizon	Qwest Verizon AT&T

Business Customers	+60K	3.2K	+63.2K

Q3, 2006 Annualized Revenues	$279.2 Million (1)	$19 Million (2)	$298.2 Million based on annualized Q3, 2006

Q3 2006 Quota Carrying Sales Associates	309	9	318

(1) Eschelon Q3, 2006 reported revenue annualized.  Does not include revenue from OneEighty Communications and Mountain Telecom acquired October 1, 2006 and November 1, 2006 respectively.

(2) UNICOM Q3 2006 revenue annualized.

COMBINED COMPANY SUMMARY

ESCHELON TELECOM, INC. AND UNICOM

Transaction Summary

•                    Eschelon will pay approximately $13.9 million cash for United Communications, Inc. with closing expected in Q2 2007.

•                    Eschelon will increase its footprint within the Qwest and Verizon territories.

•                    This transaction provides an opportunity to fully use Eschelon’s expertise in efficiently integrating operations and customer service.

•                    The companies will continue to operate independently until the transaction closes.

•                    Closing is subject to customary regulatory approvals.

Contact Information	Investor Relations: Geoffrey M. Boyd Chief Financial Officer Eschelon Telecom, Inc. 612-436-6697 Media Inquiries: Jon Secrest Sr. Director, Marketing Eschelon Telecom, Inc. 612-436-6049